                                                                    Exhibit 10.8


                                                           FINAL VERSION 3/15/01

                       AMENDMENT AND SUPPLEMENT TO ASSETS
                     SALE AND PURCHASE AGREEMENT AND RELEASE


         THIS AMENDMENT AND SUPPLEMENT AGREEMENT AND RELEASE (THE "AMENDMENT") is entered into as of the 28th day of February 2001, by and between ESCALON MEDICAL CORP., a Delaware corporation ("Escalon"), ESCALON VASCULAR ACCESS, INC. ("Buyer") and RADIANCE MEDICAL SYSTEMS, INC. (formerly CARDIOVASCULAR DYNAMICS, INC.), a Delaware corporation ("Radiance").

                                   BACKGROUND

         WHEREAS, Escalon, Buyer and Radiance entered into an Assets Sale and Purchase Agreement (the "Asset Agreement") dated January 21, 1999, and

         WHEREAS, any capitalized term used herein and not defined shall have the meaning ascribed to it in the Asset Agreement, and

         WHEREAS, the parties wish to amend the Asset Agreement to provide an adjustment in the terms of payment of the royalties pursuant to Section 2.3(c) of the Asset Agreement,;

                                   WITNESSETH

         NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

         1. The last two sentences of Section 2.3(c) of the Asset Agreement shall be amended to read as follows:

                  "With respect to Net Sales made during each 12-month period during the Royalty Period commencing on January 21, 2001, (each such period a "Royalty Year"), Buyer shall pay to Seller royalty payments under this Section 2.3(c) only with respect to Net Sales in excess of $3,000,000 in any Royalty Year."

         2. Radiance, Escalon and Buyer agree that Buyer owes to Radiance an additional $182,442 for royalties for the 12 months ended January 21, 2001, and agree that as payment therefor, and as consideration for the amendment of
Section 2.3(c) of the Asset Agreement set forth above, Escalon and Buyer shall make the issuances and payments and deliver promissory notes, and agrees to the obligations, as set forth in Sections 3, 4, 5, 6 and 7 below.

         3. Escalon shall within three (3) days of the date of this Amendment issue to Radiance 50,000 shares of Escalon's common stock (to be valued at $100,000). Radiance understands and acknowledges that (i) the shares of Escalon Common Stock to be issued to the Radiance pursuant to this Amendment will be issued under certain exemptions from the registration provisions of the Securities Act of 1933 (the "Securities Act"), (ii) Radiance is acquiring the shares of Escalon Common Stock without being furnished any offering literature or prospectus, (iii) the issuance of the shares of Escalon Common Stock has not been examined by the Securities and Exchange Commission (the "Commission") or by any agency charged with the administration of the securities laws of any state or other jurisdiction and (iv) it has had the opportunity to review certain materials, including financial information, regarding Escalon and to ask questions of officers of Escalon regarding Escalon. Radiance represents and warrants that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the shares of Escalon Common Stock and of making an informed investment decision with respect thereto. Radiance understand that Escalon is relying on the truth and accuracy of the representations, declarations and warranties made in this Section 3 by Radiance in issuing the shares of Escalon Common Stock without having first registered the shares under the Securities Act or under the securities laws of any state or other jurisdiction. Radiance also confirms that (i) it understands that there are substantial restrictions on the transferability of the shares of Escalon Common Stock it is to receive pursuant to this Amendment and, accordingly, it may not be possible for it to liquidate its investment in the shares of Escalon Common Stock in case of emergency and (ii) it is able to bear the economic risk of its investment in the shares and to hold the shares for an indefinite period of time. The shares of Escalon Common Stock are being acquired by the Radiance in good faith solely for its own account, for investment purposes only, and are not being acquired with a view to or for the resale, distribution, subdivision or fractionalization thereof. Radiance does not have any contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person the shares of Escalon Common Stock, or any part thereof, and has no current plan to enter into any such contract, undertaking, agreement or arrangement. Radiance understands that the legal consequences of the foregoing representations and warranties are that it must bear the economic risk of its investment in the shares of the Escalon Common Stock for an indefinite period of time because the shares have not been registered under the Securities Act.

         4.       Registration Rights.

         (i) Registration Rights. Escalon shall use its best efforts to register the shares of Escalon Common Stock issued to Radiance in this Amendment within the seventy-five (75) days following the execution of this Amendment or as soon as practicable thereafter on Form S-3 under the Securities Act, or any successor to such form, (or if Escalon is not eligible to use Form S-3, then any other appropriate form) in a manner that will, upon being declared effective, constitute a "shelf" registration for purposes of Rule 415 under the Securities Act, pursuant to which Radiance may sell the shares of Escalon Common Stock received by it in this Amendment, from time to time and in such amounts as Radiance may hereafter determine, all in a manner consistent with all applicable provisions of the Securities Act and the Exchange Act.

         (ii) Registration Procedure. With respect to registration under Section 4(i), Escalon shall prepare and file such amendments, post-effective amendments and periodic reports under the Exchange Act as may be necessary to keep such registration statement continuously effective until the second anniversary of this Amendment. Notwithstanding the foregoing, Escalon shall not be required to update, pursuant to this Section 4, any document during a period when Escalon shall, in good faith and using reasonable business judgment, believe that the premature disclosure of any event or information would have a material adverse effect on Escalon or its prospects. Radiance hereby agrees, that upon receipt of notice from Escalon of the happening of any occurrence described in the preceding sentence, Radiance shall forthwith discontinue disposition of the shares of Escalon Common Stock received by it in this Amendment pursuant to such registration statement until Radiance receipt of the copies of the supplemented or amended prospectus, and, if so directed by Escalon, Radiance shall deliver to Escalon all copies in its possession, other than permanent file copies then in Radiance's possession, of the prospectus covering such Escalon Common Stock current at the time of receipt of such notice.

         (iii) Expenses. The costs and expenses, other than selling discounts or commissions, of registration pursuant to this Section 4 shall be paid by Escalon (including, without limitation, all registration and filing fees, printing expenses, and costs of special audits incident to or required by such registration).

          (iv) Indemnification. To the extent permitted by law, Escalon will indemnify and hold harmless Radiance, any underwriter (as defined in the Securities Act) for Radiance and each person, if any, who controls Radiance or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement on or after the effective date, or final prospectus contained therein or any amendments or supplements thereto;
(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by Escalon of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each the Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

         5. Upon execution of this Amendment Escalon or Buyer shall pay $17,558 to Radiance in immediately available funds.

         6. Escalon and Buyer, jointly and severally, shall execute and deliver to Radiance a term note, in the form attached hereto as Exhibit 1, (the "Short Term Note") in the amount of $64,884, with interest at the Prime Rate as published in the Wall Street Journal (New York edition) plus 1%, payable interest only quarterly beginning on May 31, 2001 and the principal and interest shall be due in full on January 15, 2002;

         7. Escalon and Buyer, jointly and severally, shall execute and deliver to Radiance an additional term note, in the form attached hereto as
Exhibit 2, (the "Long Term Note") in the amount of $717,558, with interest at the Prime Rate as published in the Wall Street Journal (New York edition) plus 1%, payable interest only quarterly beginning on May 31, 2001 through January 15, 2002 and thereafter principal and interest payable in eleven (11) quarterly installments beginning on April 15, 2002;

         8. In the event of a Change of Control (as defined therein) of either Escalon or Buyer then all obligations under the Short Term Note and the Long Term Note (collectively, the "Notes") shall be immediately due and payable, with a prepayment premium as set forth in the Notes.

         9. Each of Buyer and Escalon, on behalf of itself and each of its Affiliates, and the predecessors, successors and assigns of each acknowledges full and complete satisfaction of, and hereby irrevocably, unconditionally, forever and finally releases and fully discharges Radiance and its Affiliates, and the shareholders, Affiliates, officers, directors, employees, agents, attorneys, representatives, predecessors, successors and assigns of each (the "Radiance Releasees") from, any and all claims, demands, actions, causes of action, promises, covenants, contracts, agreements, bonds, obligations, liabilities, losses, damages, costs, expenses and moneys otherwise accrued, due or unpaid, of whatsoever character, nature or kind, whether in law or in equity, in contract or in tort, under statute or at common law, whether now known or unknown, suspected or unsuspected, fixed or contingent, against the Radiance Releasees arising out of, in connection with, or in any way related to the Asset Agreement.

         10. Each of Buyer and Escalon, on behalf of itself and its Affiliates, having been fully advised by its respective counsel, hereby expressly and voluntarily waives all rights or benefits that it might otherwise have under the provisions of Section 1542 of the Civil Code of the State of California, which provides as follows, and under any and all federal, state, foreign and/or common-law statutes or principles of similar effect:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY IT MUST HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH DEBTOR.

         11. Each of Buyer and Escalon, on behalf of itself and its Affiliates, represents and acknowledges that (a) the terms of this Amendment have been completely read and fully understood and accepted for the purpose of effecting a full, complete and final compromise, adjustment, and settlement of the matters referred to herein; (b) it intends to be fully bound hereby and may not hereafter raise any claim of mistake of fact, misunderstanding, or inadequacy of consideration in connection herewith; and (c) in executing this Agreement, it relies solely upon its own judgment, belief, and knowledge, and the advice and recommendations of its own independently selected counsel, concerning the nature, extent, and duration of its rights and claims, and it has not been influenced to any extent whatsoever in executing the same by any representation or statement made or omitted to be made by the other parties hereto or by any person representing another party.

         12. This Amendment shall be governed by the terms in the Asset Agreement, provided however that in the event of any conflict or variance between the terms of this Amendment and the Asset Agreement, this Amendment shall control.

         13. The parties acknowledge and agree that all of the terms, provisions, covenants and conditions of the Asset Agreement shall hereafter continue in full force and effect in accordance with the terms thereof, except to the extent amended, modified, deleted or revised in this Amendment.

         14. This Amendment may be executed in any number of counterparts by facsimile or otherwise, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first written above.

                                    RADIANCE MEDICAL SYSTEMS, INC.


                                    By:  /s/ Stephen R. Kull
                                        ----------------------------------------
                                    Title: VP Finance and Adm.
                                          --------------------------------------

                                    ESCALON MEDICAL CORP.


                                    By: /s/ Richard J. DePiano, CEO
                                        ----------------------------------------
                                    Richard J. DePiano, CEO
                                    --------------------------------------------

                                    ESCALON VASCULAR ACCESS, INC.


                                    By: /s/ Richard J. DePiano, CEO
                                       -----------------------------------------
                                    Richard J. DePiano, CEO
                                    --------------------------------------------



     [SIGNATURE PAGE TO THE AMENDMENT TO ASSETS SALE AND PURCHASE AGREEMENT
            ESCALON MEDICAL CORP. AND RADIANCE MEDICAL SYSTEMS, INC.]

                                                              ESMC Final 3/15/01

                                    EXHIBIT 1

                                 SHORT TERM NOTE



                                                    February 28, 2001

$64,884.00

         FOR VALUE RECEIVED, Escalon Medical Corp, a Delaware corporation, and Escalon Vascular Access, Inc., a Delaware corporation, both having an address at 351 East Conestoga Road, Wayne, PA 19087 (each a "Maker"), hereby, jointly and severally, covenant and promise to pay to Radiance Medical Systems, Inc., a Delaware corporation, having an address at 13700 Alton Parkway, Suite 160, Irvine, CA 92618 ("Payee"), at Payee's address first above written or at such other address as Payee may designate in writing, Sixty Four Thousand Eight Hundred Eighty Four Dollars ($64,884.00), lawful money of the United States of America, together with interest thereon computed from the date hereof at a rate per annum equal to 1 percentage point above the prime rate as published in the Wall Street Journal (New York Edition) on the last business day of each quarter (to be applicable to the succeeding quarter), which only interest shall be payable in quarterly installments commencing on the 31st day of May, 2001, and on the 31st day of August and the 30th day of November, until January 15, 2002, on which date all outstanding principal and interest shall be due and payable. To the extent any payment of principal or interest is not paid when due, it shall accrue interest until paid at the rate of one and one-half percent (1-1/2%) per month, or the maximum rate permitted by law, which is less.

EACH MAKER JOINTLY AND SEVERALLY COVENANTS AND AGREES WITH PAYEE AS FOLLOWS:

         1. Maker will pay the indebtedness evidenced by this Note as provided herein.

         2. Maker shall not have the right to prepay the indebtedness evidenced by this Note, in whole or in part, unless Maker shall give Payee ten
(10) days notice of its intention to prepay such indebtedness and shall pay to Payee on the date of the prepayment all interest accrued to said date and a prepayment premium. The prepayment premium shall be calculated by multiplying the remaining principal balance times the excess, if any of the rate of return achieved by Payee on cash or cash equivalents owned by Payee for the most recent quarter prior to the date of prepayment over the Prime Rate plus 1% on the date of prepayment, divided by twelve (12) months, multiplied by the number of remaining months to maturity (see attached example on Exhibit A) The Prime Rate shall be defined as the published Prime Rate in the Wall Street Journal (New York edition) on the date of prepayment.

         3.       If any of the following events shall occur:

                  (1) the Maker defaults in the payment of any principal or interest due under this Note or the Long Term Note issued in conjunction with this Note under the Amendment and Supplement Agreement and Release, dated as of February 28, 2001, by and among Payee and each Maker, (together with this Note, the "Notes");

                  (2) any material default by either Maker of any other material obligation under the Notes or the Assets Sale and Purchase Agreement, dated January 21, 1999, by and among Payee and each Maker, as amended;

                  (3)      there shall be a Change in Control of either Maker.

then, and in each and every such case, the Payee shall provide notice to either or both Makers and provide Makers ten (10) days to begin to cure such default. Thereafter, if Makers shall not have cured such default, Payee may by written notice to either or both Makers declare all amounts under this Note to be forthwith due and payable and thereupon the balance shall become so due and payable, along with a prepayment premium as calculated in Section 2 above, without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived.

         4. For purposes hereof a Change in Control of Escalon Vascular Access, Inc., shall be deemed to have occurred if Escalon Vascular Access, Inc. is no longer a wholly owned subsidiary of Escalon Medical Corp. For purposes hereof a Change of Control of Escalon Medical Corp. shall be deemed to have occurred only (i) if Escalon Medical Corp. is liquidated or dissolved, (ii) if Escalon Medical Corp. sells substantially all of its assets or (iii) if Escalon Medical Corp is acquired by another entity.

         5. Maker hereby waives presentment for payment, demand, protest, and notice of dishonor. If an action is brought for collection under this Note, the Payee shall be entitled to receive all costs of collection, including, without limitation, its reasonable attorneys' fees.

         6. Any notice or demand required or permitted to be made or given hereunder shall be deemed sufficiently made and given if given by the mailing of such notice or demand by certified or registered mail, return receipt requested, with postage prepaid, addressed, if to either Maker, at such Maker's address first above written, or if to Payee, at Payee's address first above written. Any party may change its address by like notice to the other party.

         7. This Note may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any change, modification, termination, waiver, or discharge is sought. This Note shall be construed and enforced in accordance with the laws of Delaware.

         IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.


                                    ESCALON MEDICAL CORP
ATTEST:

                                    By:
                                        ----------------------------------------
                                             Richard J. DePiano, CEO
By
   ------------------------
         Secretary

                                    ESCALON VASCULAR ACCESS, INC.

                                    By:
                                        ----------------------------------------
                                             Richard J. DePiano, CEO


                       [SIGNATURE PAGE TO SHORT TERM NOTE]

                                    Exhibit A

                      See Exhibit 3 of Amendment Agreement

COMMONWEALTH OF PENNSYLVANIA, COUNTY OF                     , ss.

         On this ___ day of February, 2001, before me, the undersigned officer, personally appeared ____ , to me known, who being duly sworn, did depose and say and did acknowledge that he is the CEO of Escalon Medical Corp, the corporation described in and which executed the foregoing Note; that he knows the seal of said corporation; that the seal affixed to said Note is such corporate seal; that it was so affixed by the order of the board of directors of the said corporation; and that he signed his name thereto by like order for the uses and purposes therein contained.

         IN WITNESS WHEREOF I hereunto set my hand and official seal.



                                             -------------------------------
                                                      Notary Public
                                                My commission expires on

                                                                       Exhibit 3

Payment #      Date        Payment of Principal     Balance
              2/28/01                              717,558
       1      4/15/02                   65,233     652,325
       2      7/15/02                   65,233     587,092
       3     10/15/02                   65,233     521,859
       4      1/15/03                   65,233     456,626
       5      4/15/03                   65,233     391,393
*      6      7/15/03                   65,233     326,160
       7     10/15/03                   65,233     260,927
       8      1/15/04                   65,233     195,694
       9      7/15/04                   65,233     130,461
      10     10/15/04                   65,233      65,228
      11      1/15/05                   65,228           0


Assumptions

*  Sale of Company 7/16/2003, Prime Rate 8 1/2%, Radiance Earn Rate 5 1/2%

Formula
Remaing Outstanding Principal X  [Prime Rate + 1% -
(Radiance Earn Rate)] / 12 X Remaining Months to Maturity   = Prepayment Premium
326,160 X  [(8 1/2 % + 1 %) / 12] X 15 = 16,308

                                                              ESMC Final 3/15/01

                                   EXHIBIT 2

                                 LONG TERM NOTE


                                                               February 28, 2001

$717,558.00

     FOR VALUE RECEIVED, Escalon Medical Corp., a Delaware corporation, and Escalon Vascular Access, Inc., a Delaware corporation, both having an address at 351 East Conestoga Road, Wayne, PA 19087 (each a "Maker"), hereby, jointly and severally, covenant and promise to pay to Radiance Medical Systems, Inc., a Delaware corporation, having an address at 13700 Alton Parkway, Suite 160, Irvine, CA 92618 ("Payee"), at Payee's address first above written or at such other address as Payee may designate in writing, Seven Hundred and Seventeen Thousand Five Hundred and Fifty Eight Dollars ($717,558.00), lawful money of the United States of America, together with interest thereon computed from the date hereof at a rate per annum equal to 1 percentage point above the prime rate as published in the Wall Street Journal (New York Edition) on the last business day of each quarter (to be applicable to the succeeding quarter), which only interest shall be payable in quarterly installments commencing on the 31st day of May, 2001, and continuing on the 31st day of August, the 30th day of November and the 28th day of February. Thereafter, beginning on the 15th day of April, 2002 Maker shall pay principal and interest in eleven (11) quarterly installments. To the extent any payment of principal or interest is not paid when due, it shall accrue interest until paid at the rate of one and one-half percent (1 1/2%) per month, or the maximum rate permitted by law, which is less.

EACH MAKER JOINTLY AND SEVERALLY COVENANTS AND AGREES WITH PAYEE AS FOLLOWS:

     1. Maker will pay the indebtedness evidenced by this Note as provided herein.

     2. Maker shall not have the right to prepay the indebtedness evidenced by this Note, in whole or in part, unless Maker shall give Payee ten (10) days notice of its intention to prepay such indebtedness and shall pay to Payee on the date of the prepayment all interest accrued to said date and a prepayment premium. The prepayment premium shall be calculated by multiplying the remaining principal balance times the excess, if any of the rate of return achieved by Payee on cash or cash equivalents owned by Payee for the most recent quarter prior to the date of prepayment over the Prime Rate plus 1% on the date of prepayment, divided by twelve (12) months, multiplied by the number of remaining months to maturity (see attached example on Exhibit A). The Prime Rate shall be defined as the published Prime Rate in the Wall Street Journal (New York edition) on the date of prepayment.

     3.   If any of the following events shall occur:

          (1) the Maker defaults in the payment of any principal or interest due under this Note or the Long Term Note issued in conjunction with this Note under the Amendment and Supplement Agreement and Release, dated as of February 28, 2001, by and among Payee and each Maker, (together with this Note, the "Notes");

          (2) any material default by either Maker of any other material obligation under the Notes or the Assets Sale and Purchase Agreement, dated January 21, 1999, by and among Payee and each Maker, as amended;

          (3)  there shall be a Change in Control of either Maker.

then, and in each and every such case, the Payee shall provide notice to either or both Makers and provide Makers ten (10) days to begin to cure such default. Thereafter, if Makers shall not have cured such default, Payee may by written notice to either or both Makers declare all amounts under this Note to be forthwith due and payable and thereupon the balance shall become so due and payable, along with a prepayment premium as calculated in Section 2 above, without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived.

     4. For purposes hereof a Change in Control of Escalon Vascular Access, Inc., shall be deemed to have occurred if Escalon Vascular Access, Inc. is no longer a wholly owned subsidiary of Escalon Medical Corp. For purposes hereof a Change of Control of Escalon Medical Corp. shall be deemed to have occurred only (i) if Escalon Medical Corp. is liquidated or dissolved, (ii) if Escalon Medical Corp. sells substantially all of its assets or (iii) if Escalon Medical Corp. is acquired by another entity.

     5. Maker hereby waives presentment for payment, demand, protest, and notice of dishonor. If an action is brought for collection under this Note, the Payee shall be entitled to receive all costs of collection, including, without limitation, its reasonable attorneys' fees.

     6. Any notice or demand required or permitted to be made or given hereunder shall be deemed sufficiently made and given if given by the mailing of such notice or demand by certified or registered mail, return receipt requested, with postage prepaid, addressed, if to either Maker, at such Maker's address first above written, or if to Payee, at Payee's address first above written. Any party may change its address by like notice to the other party.

     7. This Note may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any change, modification, termination, waiver, or discharge is sought. This Note shall be construed and enforced in accordance with the laws of Delaware.

  IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

                                   ESCALON MEDICAL CORP
ATTEST:
                                   By:
                                       --------------------------
                                        Richard J. DePiano, CEO
By
   -------------------
     Secretary
                                   ESCALON VASCULAR ACCESS, INC.

                                   By:
                                       --------------------------
                                        Richard J. DePiano, CEO

                       [SIGNATURE PAGE TO LONG TERM NOTE]

                                   Exhibit A
                      See Exhibit 3 of Amendment Agreement

COMMONWEALTH OF PENNSYLVANIA, COUNTY OF              , ss.

     On this    day of February, 2001, before me, the undersigned officer,
personally appeared                                           , to me known, who
being duly sworn, did depose and say and did acknowledge that he is the CEO of Escalon Medical Corp, the corporation described in and which executed the foregoing Note; that he knows the seal of said corporation; that the seal affixed to said Note is such corporate seal; that it was so affixed by the order of the board of directors of the said corporation; and that he signed his name thereto by like order for the uses and purposes therein contained.

          IN WITNESS WHEREOF I hereunto set my hand and official seal.



                              ----------------------------
                              Notary Public
                              My commission expires on